UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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VALENCE TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VALENCE TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m. Central Daylight Time on August 22, 2008.

PLACE	Valence Technology, Inc. Conference Room 12303 Technology Blvd., Suite 950 Austin, TX 78727

ITEMS OF BUSINESS	(1) To elect five members of the Board of Directors.

(2) To ratify the appointment of PMB Helin, Donovan, LLP as the Company’s registered independent public accounting firm for the fiscal year ending March 31, 2009.

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement.

RECORD DATE

You can vote if, at the close of business on July 7, 2008, you were a stockholder of the Company. It is anticipated that the 2008 Annual Report and this Proxy Statement and the accompanying proxy card will be mailed to stockholders commencing on or about August 4, 2008.

PROXY VOTING

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed proxy card or, if you hold your shares in street name, by accessing the World Wide Web site indicated on the voting instructions accompanying your proxy card to vote via the Internet.

July 29, 2008	/s/ Robert L. Kanode
Robert L. Kanode Chief Executive Officer

VALENCE TECHNOLOGY, INC.

12303 Technology Blvd., Suite 950
PROXY STATEMENT	Austin, Texas 78727

These proxy materials are delivered in connection with the solicitation by the Board of Directors (referred to as the “Board”) of Valence Technology, Inc., a Delaware corporation (referred to as the “Company,” “we” or “us”), of proxies to be voted at our Annual Meeting of Stockholders for the fiscal year ended March 31, 2008 and at any adjournments or postponements.

You are invited to attend our Annual Meeting of Stockholders on Friday, August 22, 2008, beginning at 9:00 a.m. Central Daylight Time. The meeting will be held at Valence Technology, Inc., 12303 Technology Blvd., Suite 950, Austin, TX, 78727.

This Proxy Statement and form of proxy are being mailed to stockholders commencing on or about August 4, 2008. Our 2008 Annual Report, which is not part of the proxy solicitation materials, is enclosed.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on July 7, 2008, are entitled to receive this notice and to vote their shares at the Annual Meeting. Common stock is the only outstanding class of securities entitled to vote at the Annual Meeting. As of July 7, 2008, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 117,137,289 shares of our common stock outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at our principal executive offices, between the hours of 9:00 a.m. and 5:00 p.m., for 10 days prior to the Annual Meeting.

Voting

Each share of our common stock is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our Board of Directors unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will also be voted FOR the approval of Proposal Two as described in this Notice of Annual Meeting and proxy statement. You may revoke or change your proxy at any time before the Annual Meeting by filing with our Corporate Secretary at our principal executive offices at 12201 Technology Blvd., Suite 150, Austin, TX, 78727, a notice of revocation or another signed proxy with a later date.

Proxies

Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written proxy card. Your submission of the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. All street name stockholders also can vote by proxy via the Internet. If your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting.

Internet Voting

A number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see how they may vote via the Internet. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers that must be borne by the stockholder.

Quorum

The presence, in person or by proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

Delivery of Documents to Security Holders Sharing an Address

We are delivering, or making available electronically, this Proxy Statement and our 2008 Annual Report to all stockholders of record as of the record date.  Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Proxy Statement and Annual Report if previously notified by their bank, broker or other holder.  This process by which only one annual report or proxy statement, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies.  Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Street name stockholders in a single household who received only one copy of the Proxy Statement and Annual Report may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record.  Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form.  Otherwise, street name stockholders should contact their bank, broker, or other holder.

Copies of this Proxy Statement and the 2008 Annual Report on Form 10-K, including the financial statements, financial statement schedules and exhibits, are available promptly without charge by calling 512-527-2900, or by writing to Investor Relations, Valence Technology, Inc., 12201 Technology Blvd, Suite 150, Austin, Texas 78727.  If you are receiving multiple copies of this Proxy Statement and the Annual Report, you also may request orally or in writing to receive a single copy of this Proxy Statement and the Annual Report by calling 512-527-2900, or writing to Investor Relations, Valence Technology, Inc., 12201 Technology Blvd, Suite 415, Austin, Texas 78727.

Solicitation Of Proxies

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Code Of Ethics

We have adopted a Code of Ethics and Business Conduct applicable to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and all other senior financial executives, and to our directors when acting in their capacity as directors. Our Code of Ethics and Business Conduct is designed to set the standards of business conduct and ethics and to help directors and employees resolve ethical issues.  The purpose of our Code of Ethics and Business Conduct is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner.  Employees may submit concerns or complaints regarding audit, accounting, internal controls or other ethical issues on a confidential basis by means of a toll-free telephone call or an anonymous email.  We investigate all concerns and complaints.  Copies of our Code of Business Conduct and Ethics are available to investors free of charge upon written request.  Any request should be sent by mail to Valence Technology, Inc., 12201 Technology Blvd, Suite 150, Austin, Texas 78727, Attn: General Counsel or should be made by telephone by calling General Counsel at (888) 825-3623.

We intend to disclose on our website amendments to, or waivers from, any provision of our Code of Ethics and Business Conduct that apply to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and persons performing similar functions and amendments to, or waivers from, any provision which relates to any element of our Code of Ethics and Business Conduct described in Item 406(b) of Regulation S-K.

Our Code of Business Conduct and Ethics is posted on our Internet website under the “Corporate Governance” tab of our “Investor Relations” page, which can be found by clicking on “About Us” from our Internet website located at www.activepower.com.

Stockholder Proposals

Any stockholder who intends to present a proposal at the 2009 Annual Meeting of Stockholders for inclusion in our Proxy Statement and proxy form relating to that Annual Meeting must submit the proposal to us at our principal executive offices by March 31, 2009.  In addition, in the event we do not receive a stockholder proposal by March 31, 2009, the proxy to be solicited by the Board for the 2009 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2009 Annual Meeting without any discussion of the proposal in the Proxy Statement for that meeting.

The Securities and Exchange Commission’s rules and regulations provide that if the date of our 2009 Annual Meeting is advanced or delayed more than 30 days from the date of the 2008 Annual Meeting, we must receive stockholder proposals intended to be included in the proxy materials for the 2009 Annual Meeting within a reasonable time before we begin to print and mail the proxy materials for the 2009 Annual Meeting.

PROPOSAL ONE:        ELECTION OF DIRECTORS

Proposal One is the election of five members of our Board. Our Fourth Amended and Restated Bylaws provide that the number of directors constituting the Board shall be between four and seven, to be fixed by the Board from time to time. The Board has currently fixed the number of directors at five.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board proposes the election of the following nominees as directors:

Carl E. Berg
Vassilis G. Keramidas
Donn V. Tognazzini
Robert L. Kanode
Bert C. Roberts

If elected, the foregoing five nominees are expected to serve until the 2009 Annual Meeting of Stockholders. The five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees and certain executive officers and significant employees are set forth on the following pages.

The Board of Directors Unanimously Recommends a Vote “FOR” the Election of the Nominees Listed Above.

MANAGEMENT

Directors and Executive Officers

The following tables set forth certain information with respect to our directors, officers and significant employees as of July 10, 2008. The following persons serve as our directors:(1)

Directors	Age	Present Position
Carl E. Berg (1)	70	Director and Chairman of the Board
Robert L. Kanode	58	Director
Vassilis G. Keramidas (2)(3)	68	Director
Bert C. Roberts (2)(3)	64	Director
Donn V. Tognazzini (2)(3)(4)	74	Director

(1)                                  Mr. Berg was a member of the Compensation Committee until his resignation in September 2007.

(2)                                  Member of Audit Committee.

(3)                                  Member of the Compensation Committee.

(4)                                  Mr. Tognazzini was appointed to the Board on July 3, 2008, including as the Chairman of the Audit Committee and as a member of the Compensation Committee.

The following persons serve as our executive officers:

Executive Officers	Age	Present Position
Robert L. Kanode	58	Chief Executive Officer and President
Roger A. Williams	60	General Counsel, Vice President of Legal and Assistant Secretary
Joel Sandahl	56	Vice President of Engineering and Product Development

Our executive officers are appointed by and serve at the discretion of the Board. There are no family relationships between any director and any executive officer.

Carl E. Berg.  Mr. Berg helped found us, has served on the Board since September 1991 and currently serves as the Chairman of the Board.  Mr. Berg has been a major Silicon Valley industrial real estate developer and a private venture capital investor.  Mr. Berg also serves as the chairman of the board, chief executive officer and director of Mission West Properties, Inc., a real estate investment company; and as a director of Monolithic Systems, Inc., and Focus Enhancements, Inc.  Mr. Berg holds a Bachelor of Arts degree in Business Administration from the University of New Mexico, Albuquerque.

Robert L. Kanode.  Mr. Kanode joined us as our President and Chief Executive Officer in March 2007 and is a member of our Board.  Mr. Kanode has over 13 years of experience in the battery industry.  He served as a senior partner for The Sales & Performance Group, a consulting group based in New York, where he worked with Fortune 500 companies to commercialize their products and services, to develop manufacturing, marketing, sales and service functions, and to identify and develop global niche retail and OEM markets.  Prior to his tenure there, Mr. Kanode served as president of OptiTec LLC and other private companies.

Vassilis G. Keramidas.  Dr. Keramidas joined us as a director in August 2004.  Dr. Keramidas currently serves as the managing director of Keramidas International Associates, LLC, which provides consulting services in connection with the generation, management, commercialization and disposition of intellectual property, technology commercialization and strategic research planning.  He is currently a director of Twenty First Century Battery, LTD.  From 1997 to 2003, Dr. Keramidas served as vice president of formative technologies at Telcordia Technologies (formerly Bellcore), and from 1984 to 1997, he served in director and executive director of research positions with Bellcore.  Prior to that, Dr. Keramidas worked as a researcher and research director at Bell Laboratories from 1973 to 1983.  Dr. Keramidas holds a Bachelor’s Degree in Physics from Rockford College, a Bachelor’s Degree in Electrical Engineering from the University of Illinois, a Master’s Degree in Physics from John Carroll University and a Ph.D. in Solid State Science (Applied Physics) from the Materials Research Laboratory of Pennsylvania State University.  For his contributions to his field and his technical leadership, Dr. Keramidas has been elected a Fellow of the Institute of Electrical and Electronic Engineers.

Bert C. Roberts, Jr.  Mr. Roberts originally joined us as a director in 1992 and served until 1993 prior to rejoining us as a director in 1998.  Mr. Roberts served as the outside chairman of WorldCom, Inc. from 1998 until December 2002.  On July 21, 2002, WorldCom, Inc. and substantially all of its active U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.  Mr. Roberts served as chairman of MCI, a telecommunications company, from 1996 until 1998, chairman and chief executive officer from 1992 to 1996, and chief executive officer in 1991 after having served as president and chief operating officer since 1985.  Mr. Roberts serves on the board of the Prostate Cancer Foundation and is on the advisory board of several high tech companies.  Mr. Roberts holds a Bachelor of Science degree in Engineering from Johns Hopkins University.

Donn V. Tognazzini.  Mr. Tognazzini joined us as a director in July 2008.  From November 1998 to December 2007, prior to its merger with Venoco Inc., he was the president and chief executive officer of Gato Corporation, an independent oil producer.  Mr. Tognazzini was senior vice president and later executive vice president of Starbuck, Tisdale & Associates, a professional investment management firm, from 1986 to 2005.  He has over four decades of executive experience in the financial services industry, including serving as corporate vice president and manager for First Boston Corporation and Bache, Halsey, Stuart, Shields.  Early in his career, Mr. Tognazzini served two years as a Naval Intelligence officer.  Mr. Tognazzini holds a Bachelor of Arts degree from Stanford University and a Masters in Business Administration from Harvard Business School.

Roger A. Williams.  Mr. Williams joined us in April 2001 and serves as our General Counsel, Vice President of Legal and Assistant Secretary.  Mr. Williams has been a practicing intellectual property attorney for 33 years, having practiced in both private and corporate positions.  From 1991 to 2001, Mr. Williams served as chief patent counsel and associate general counsel for the pharmaceutical company G.D. Searle & Co.  Mr. Williams has his Juris Doctor degree from Drake University Law School and a Bachelor of Science degree in Chemistry from Western Illinois University.  He is a member of the California and Indiana bars.

Joel Sandahl.  Mr. Sandahl joined us in June 2006 and serves as our Vice President of Engineering and Product Development, leading our worldwide engineering operations.  Prior to joining Valence, he founded and served as president of two companies, Complex Systems, Inc. and Simulcomm LLP.  Previously, Mr. Sandahl served as the chief system architect for E. F. Johnson; director of advanced development for Quintron Corporation; and a product manager, engineering manager, and lead engineer for Harris Corporation.  Further, he has served as a principal consultant for numerous high-tech companies including Xerox Corporation, Eastman Kodak Company, and Rockwell International.  He is a member of the Institute for Electrical Engineers (IEEE) and the Association for Computing Machinery (ACM).

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Director Independence.  Upon the appointment of John J. Locy to the Board in August 2007, our Board was comprised of a majority of independent directors for the fiscal year ended March 31, 2008.  Prior to August 2007, our Board had an equal number of independent directors and directors who were not independent, as a result of the death of Mr. Alan F. Shugart in December 2006.  Mr. Locy resigned from the Board July 3, 2008; Donn V. Tognazzini was appointed to the Board the same date.  Our independent directors, as defined in the NASDAQ listing standards, are Vassilis G. Keramidas, Bert C. Roberts and Donn V. Tognazzini.

Meetings and Committees.  The Board held four meetings during fiscal 2008 and acted nine times by unanimous written consent. The Board has an Audit Committee and a Compensation Committee.  It currently does not have a Nominating Committee.  Each director attended 75% or more of all the meetings of the Board and those committees on which he served in fiscal 2008.

Audit Committee.  During fiscal 2008, the Audit Committee consisted of Vassilis G. Keramidas, Bert C. Roberts and John J. Locy.  Each of Messrs. Keramidas, Roberts and Locy are independent directors within the meaning of the applicable NASDAQ listing standards and SEC rules.  In connection with his election to the Board, Mr. Tognazzini was appointed Chairman of the Audit Committee, replacing Mr. Locy.

The Audit Committee recommends the engagement of our registered independent public accounting firm, reviews the scope of the audit to be conducted by the registered independent public accounting firm and periodically meets with the registered independent public accounting firm and our Chief Financial Officer and Vice President of Finance to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls, and reports its recommendations as to the approval of our financial statements to the Board.  The role and responsibilities of the Audit Committee are more fully set forth in a written Charter adopted by the Board.  The Charter is attached as Appendix A hereto.

On behalf of the Board, the Audit Committee is responsible for providing an independent, objective review of our auditing, accounting and financial reporting process, public reports and disclosures, and system of internal controls regarding financial accounting.  Messrs. Keramidas, Roberts and Locy qualified as financially sophisticated audit committee members as required by the applicable NASDAQ listing standards.  Mr. Locy qualified as the financial expert on our Audit Committee in fiscal 2008 and until his resignation in July 2008; Mr. Tognazzini qualifies as the financial expert on our Audit Committee currently.  The Board has determined that the Audit Committee can satisfactorily discharge the duties and responsibilities of the committee.

Compensation Committee.  During fiscal 2008, the Compensation Committee consisted of Carl E. Berg (until September 2007), Vassilis G. Keramidas and John J. Locy.  Mr. Berg resigned from the Compensation Committee in September 2007.  In connection with his election to the Board, Mr. Tognazzini was appointed the Compensation Committee, replacing Mr. Locy.  Messrs. Keramidas,  and Locy and Tognazzini are independent within the meaning of the applicable NASDAQ listing standards.  The Compensation Committee is responsible for considering and making recommendations to the Board regarding executive compensation and is responsible for administering our stock option and executive incentive compensation plans.  The Compensation Committee held no meetings during fiscal 2008 and acted twice by unanimous written consent during fiscal 2008.

Director Nominations.  We do not have a standing nominating committee. Our Board does not believe that it is necessary for us to have a standing nominating committee as we have a relatively small Board and our independent directors will serve in the capacity of a nominating committee when necessary.  All of our directors participate in the consideration of director nominees.  However, consistent with applicable NASDAQ listing standards, each director nominee must be selected or recommended for the Board’s selection by a majority of the independent directors on our Board.  We currently do not have a charter or written policy with regard to the nomination process. In considering candidates for directorship, the Board considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Board does believe, however, that all Board members should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as a director of a public corporation.

Our Board may employ a variety of methods for identifying and evaluating nominees for director, including stockholder recommendations.  The Board regularly assesses its size, the need for particular expertise on the Board and whether any vacancies are expected due to retirement or otherwise.  If vacancies are anticipated or otherwise arise, the Board will consider various potential candidates for director who may come to the Board’s attention through current Board members, professional search firms or consultants, stockholders or other persons.  The Board may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.  No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.  The Board does not evaluate candidates differently based on who made the recommendation for consideration.

Stockholders who wish to recommend a nominee for election as director at an annual stockholder meeting must submit their recommendations at least 120 calendar days before the date that our Proxy Statement is released to stockholders in connection with the previous year’s annual meeting of stockholders.  Stockholders may recommend candidates for consideration by the Board by writing to our Secretary at 12201 Technology Blvd, Suite 150, Austin, Texas 78727, giving the candidate’s name, age, business and residence contact information, biographical data, including the principal occupation or employment of the candidate, qualifications, the class and number of our shares, if any, beneficially owned by such candidate, a description of all arrangements or understandings between the stockholder and the candidate and any other person or persons (naming them) pursuant to which the nominations are to be made by the stockholder and any other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.  A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder recommendation.  Any stockholder who wishes to recommend a nominee for election as director also must provide his, her or its name and address, as they appear in our books, the number and class of shares beneficially owned by such stockholder and any other information that is required to be provided by the stockholder pursuant to our Fourth Amended and Restated Bylaws and Regulation 14A under the Exchange Act.

Policy on Attending the Annual Meeting.  We encourage, but do not require, all incumbent directors and director nominees to attend our annual meetings of stockholders.  At our 2007 Annual Meeting of Stockholders, one director out of five was in attendance.

Stockholder Communications with the Board of Directors.  Stockholders may communicate with the Board by sending a letter to the Board of Directors of Valence Technology, Inc., c/o Office of the Secretary, 12201 Technology Blvd, Suite 150, Austin, Texas 78727.  All communications must contain a clear notation indicating that they are a “Stockholder–Board Communication” or “Stockholder–Director Communication,” and must identify the author as a stockholder.  The office of the Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to our company or our business, or is similarly inappropriate.  The office of the Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

Directors’ Compensation.  Our non-employee directors are eligible to receive cash compensation of $2,000 for each regularly scheduled quarterly Board meeting and are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.  Directors who are employees do not receive separate compensation for their services as directors, but are eligible to receive stock options under our 2000 Stock Option Plan.

Each of our non-employee directors receives stock option grants pursuant to the 2000 Stock Option Plan.  The Company’s policy, as established by the Compensation Committee, is to grant each new director initial stock options to purchase 100,000 shares of common stock upon election to the Board.  The per share exercise price for these options will be the fair market value of a share of our common stock on the day the options are granted.  These options will vest in equal quarterly installments over four years.  In addition, each director re-elected to the Board receives stock options to purchase 50,000 shares of common stock.  These options vest in equal quarterly installments over three years.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The principal responsibilities of the Compensation Committee are to establish aggregate compensation levels sufficient to retain and attract executives capable of leading the Company to its business objectives including, but not limited to, compliance with corporate governance requirements and the analysis and implementation of a future direction for the Company.  Specifically, it is the responsibility of the Compensation Committee to establish and administer our policies governing employee compensation and to administer our employee benefits plans, including the 1990 Stock Option Plan, 1996 Non-Employee Directors’ Stock Option Plan, the 1997 Non-Officer Employee Stock Option Plan, as amended, and the 2000 Stock Option Plan (collectively referred to as the “Plans”).  The Compensation Committee also evaluates the performance of management.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain executives capable of leading us in pursuit of our business objectives and to motivate them in order to enhance long-term stockholder value.  Long-term equity compensation also is used to harmonize the interests of management and stockholders.  The main elements of the program are competitive pay and equity incentives.  Annual compensation for our executive officers historically consists of two elements: cash salary and stock options.  We do not have a management bonus plan; however, it is expected that as we make further progress in achieving the goals of its strategic business plan, the Compensation Committee will recommend the institution of a bonus plan as well.

We conduct an annual review of the aggregate level of our executive compensation as part of the annual budget review and annual performance review processes, which includes determining the operating metrics and non-financial elements used to measure our performance and to compensate our executive officers.

Setting Executive Compensation

The Company did not make any change to the compensation arrangements existing prior to the beginning of fiscal 2008 for the Company’s executive officers.

The Compensation Committee considers a variety of individual and corporate factors in assessing our executive officers and making informed compensation decisions.  These factors include each officer’s contributions to our business objectives, the compensation paid by comparable companies to employees in similar situations, and, most importantly, our progress towards our long-term business objectives.  When determining compensation for executive officers, the Compensation Committee looks to the following measures in evaluating our progress:

•                  the acquisition and management of capital to allow us to complete development and ultimately realize significant revenues,

•                  the recruitment and retention of officers and other important personnel,

•                  the progress of our product development program, and

•                  the progress in our manufacturing capabilities.

2008 Executive Compensation Components

For the fiscal year ended March 31, 2008, the principal components of compensation for our executive officers were base salary and grants of stock options.

Base Salary.  We provide executive officers with competitive base salaries to compensate them for services rendered to the Company during the fiscal year.  The Compensation Committee conducts an annual compensation review of the executive officers.  The salaries of all executive officers are determined through mutual negotiations between the executive and the Compensation Committee.  We may enter into employment agreements with executive officers, in which case we are required to compensate those executive officers in accordance with their employment agreements.  We currently have employment agreements with our Chief Executive Officer and Vice President of Engineering and Product Development.  We believe that employment agreements with key executives are in our best interests to assure continuity of management.

Minimum base salaries for our Chief Executive Officer and Vice President of Engineering and Product Development are determined pursuant to their employment agreements.  These minimum salaries, the amount of any increase over these minimums and base salaries for the executive officers whose salaries are not specified in an agreement are determined by the Compensation Committee based on a variety of factors, including:

•                  compensation levels of similarly positioned executive officers in comparable companies;

•                  the performance of the Company as a whole;

•                  the performance of the business area or function for which the executive officer is responsible;

•                  qualitative factors reflecting the individual performance of the particular executive officer; and

•                  the recommendations of the Chief Executive Officer (except in the case of his own compensation).

The base salary paid to each executive officer in fiscal year 2008 is reflected in the column titled “Salary” of the Summary Compensation Table on page 11 of this Proxy Statement.

Long-Term Incentive Equity Awards.  We have adopted equity incentive plans, which provide for the grant of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) and non-qualified stock options to eligible employees and consultants of the Company and its subsidiaries and non-employee directors or the Company.  Options previously granted under the Plans vest in equal installments over 3-5 years from the grant date, subject to the optionee’s continued service with the Company or one of its subsidiaries.  The Company granted options to Executive Officers during fiscal 2008.  A summary of option grants is provided on page 12 of this Proxy Statement under the heading “Grants of Plan-Based Awards.”

Severance.  Please see the discussion of severance benefits detailed below under the title “Employment Agreements.” The Company believes that it has structured its post-termination payments so as to be able to attract needed talent, but to minimize the magnitude of its post-termination financial obligations.

Tax Treatment

Section 162(m) of the Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and the four other most highly compensated executive officers unless certain performance and other requirements are met.  Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive compensation program (including the stock options and other awards that may be granted to our executive officers as described above) satisfies the requirements for exemption from the $1,000,000 deduction limitation.  However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible.  The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of the Company.

SUMMARY COMPENSATION TABLE

The following table sets forth, as to our Chief Executive Officer and each of our other four most highly compensated executive officers whose compensation exceeded $100,000 during fiscal 2008 (referred to as the named executive officers), information concerning all compensation paid for services to us in all capacities for the year ended March 31 indicated below.

Name and principal position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
		(1)		(2)		(3)	(4)
Robert L. Kanode President and Chief Executive Officer	2008 2007	250,000 8,654	(6)	— —	— —	— 24,505	150,000 995	(5)	400,000 34,154
Galen Fischer (7) Chief Financial Officer	2008 2007	10,673 —		— —	— —	140,875 —	— —		151,548 —
Thomas F. Mezger (8) Former Chief Financial Officer and Assistant Secretary	2008 2007	167,211 185,000		19,896 —	— —	52,390 85,334	100,909 11,630	(8)	340,406 281,964
Roger A. Williams General Counsel and Assistant Secretary	2008 2007	188,769 180,000		— —	— —	52,390 59,156	— 1,156		241,159 240,312
Joel Sandahl Vice President of Engineering and Product Development	2008 2007	209,306 138,462		30,000 —	— —	48,925 43,474	74,419 21,178	(9)	362,650 203,114
Richard Hanna (10) Vice President of Operations	2008 2007	155,000 126,538		— —	— 15,810	52,390 25,157	7,545 9,909		214,935 177,414

(1)	Total salary paid during the fiscal year ended March 31, 2008.
(2)	Bonus earned and paid during the fiscal year ended March 31, 2008.
(3)	Represents the total grant date fair value, as calculated in accordance with SFAS No. 123R, Share-Based Payment, for stock options granted during the fiscal year ended March 31, 2008.
(4)	Represents relocation payments, severance payments, and vacation paid upon termination.
(5)	On March 17, 2007, Robert Kanode was appointed President and Chief Executive Officer. An entitlement of $150,000 was awarded and used in fiscal 2008 for relocation costs.
(6)	Represents approximately two weeks of salary from Mr. Kanode’s first day of employment with the Company until fiscal year ended March 31, 2007.
(7)	Effective March 3, 2008, Galen Fischer was appointed Chief Financial Officer and Assistant Secretary. Effective July 23, 2008, Mr. Fischer resigned from the Company.
(8)	Effective February 15, 2008, Thomas Mezger’s employment was terminated. Other compensation includes $77,084 in severance payments and $23,825 in earned vacation paid in cash upon termination.
(9)	Represents relocation costs paid to Mr. Sandahl.
(10)	Subsequent to fiscal year end, on April 25, 2008, Richard Hanna’s employment with the Company was terminated.

Grants Of Plan-Based Awards

The following table shows for the fiscal year ended March 31, 2008, certain information regarding equity and non-equity incentive plan awards to named executive officers.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock or Option Awards
Robert L. Kanode	—	—		—	$—
Galen Fischer	3/3/2008	50,000	(1)	3.94	$140,875
Thomas F. Mezger	10/8/2007	50,000	(2)	1.49	$52,390
Roger A. Williams	10/8/2007	50,000		1.49	$52,390
Joel Sandahl	6/1/2007	50,000		1.36	$48,925
Richard Hanna	10/8/2007	50,000	(3)	1.49	$52,390

(1)	Mr. Fischer resigned from the Company, effective July 23, 2008. Based on the date his employment terminated, none of his options will vest.
(2)	Mr. Mezger’s employment with the Company terminated effective February 15, 2008. Based on the date his employment terminated, none of the options granted to him in fiscal 2008 will vest.
(3)	Mr. Hanna’s employment with the Company terminated effective April 25, 2008. Based on the date his employment terminated, none of the options granted to him in fiscal 2008 will vest.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows for the fiscal year ended March 31, 2008, certain information regarding unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officers:

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Robert L. Kanode	500,000	1,000,000	(1)	—	1.61	3/13/2017
Galen Fischer	—	50,000	(2)	—	3.94	3/4/2018
Thomas F. Mezger	—	—		—	—	—
Roger A. Williams	50,000	—	(3)	—	5.12	4/17/2011
	14,645	—	(3)	—	6.05	7/31/2011
	10,355	—	(3)	—	6.05	7/31/2011
	300	—	(3)	—	3.82	11/30/2011
	3,750	—	(3)	—	3.95	2/5/2012
	41,250	—	(3)	—	3.95	2/5/2012
	694	—	(3)	—	2.99	4/1/2012
	3,474	—	(3)	—	3.47	4/1/2012
	4,581	—	(3)	—	1.30	7/1/2012
	13,752	—	(3)	—	1.30	7/1/2012
	3,609	—	(3)	—	0.70	10/1/2012
	7,224	—	(3)	—	0.70	10/1/2012
	25,000	—	(3)	—	1.69	12/20/2012
	25,000	—	(3)	—	1.69	12/20/2012
	20,904	1,394	(4)	—	3.34	6/30/2014
	7,221	481	(5)	—	3.34	6/30/2014
	13,333	—	(3)	—	3.35	11/17/2014
	6,667	—	(3)	—	3.35	11/17/2014
	13,333	—	(3)	—	3.32	12/23/2014
	6,667	—	(3)	—	3.32	12/23/2014
	15,625	9,375	(6)	—	1.73	8/8/2016
	—	50,000	(6)	—	1.49	10/8/2017
Joel Sandahl	87,500	112,500	(7)	—	1.77	6/19/2016
	—	50,000	(8)	—	1.36	6/1/2017
Richard Hanna	300	—	(9)	—	3.82	11/30/2011
	1,248	—	(9)	—	2.92	3/1/2012
	279	—	(9)	—	1.35	7/8/2012
	1,875	—	(9)	—	1.69	12/20/2012
	4,688	313	(9)	—	3.02	6/7/2015
	20,313	4,688	(9)	—	2.03	12/2/2015
	6,667	3,333	(9)	—	2.20	2/7/2016
	12,500	12,500	(9)	—	1.73	8/8/2016
	12,501	25,001	(9)	—	1.32	3/23/2017
	—	50,000	(9)	—	1.49	10/8/2017

(1)	Each of the options vests as follows: 250,000 options vested on the six month anniversary of the grant date and the remaining options vest monthly over the next 30 months.
(2)	Mr. Fischer resigned from the Company, effective July 23, 2008. Based on the date his employment terminated, none of his options will vest.
(3)	Each of these options is fully vested as of March 31, 2008.
(4)	Each of the options vests quarterly over four years.\
(5)	Each of the options vests quarterly over two years.
(6)	Each of the options vests quarterly over three years.
(7)	Each of the options vests as follows: 25% vest on the one year anniversary of the grant date and the remaining options vest quarterly over the next three years.
(8)	Vesting of these shares is contingent on meeting certain design target dates.
(9)

Effective April 25, 2008, Richard Hanna’s employment with the Company was terminated. Further vesting of any unvested options stopped on that date. Mr. Hanna has 90 days from the date his employment terminated to exercise any vested options.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning exercised options and stock that has vested for each of the named executive officers as of March 31, 2008.

	OPTION AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Robert L. Kanode	—	—
Galen Fischer	—	—
Thomas F. Mezger	59,456	164,693
	50,900	140,993
Roger A. Williams	—	—
Joel Sandahl	—	—
Richard Hanna	12,498	16,497

Employment Agreements

Robert L. Kanode –  Chief Executive Officer and President

Effective March 13, 2007, we entered into an employment agreement with Robert L. Kanode pursuant to which we retained Mr. Kanode as President and Chief Executive Officer at a salary of $250,000 per year.  The Board reviews his salary on July 1 of each year, or from time to time at the sole discretion of the Board, and may increase, but not decrease, his salary at the sole discretion of the Board.

Under his employment agreement, we granted Mr. Kanode stock options to purchase an aggregate of 1,500,000 shares of common stock at an exercise price of $1.61 per share.  The options vest as follows: 250,000 shares vested on September 13, 2007, and the remaining 1,250,000 vests quarterly over the remaining two and one-half years.

We agreed to nominate Mr. Kanode to the Board for the entire period of his employment as President and Chief Executive Officer and to use our best efforts to cause our stockholders to cast their votes in favor of his continued election to the Board.  Mr. Kanode agreed to resign from the Board when he no longer serves as President and Chief Executive Officer.

Our agreement with Mr. Kanode also provides that, in the event Mr. Kanode is involuntarily separated from us and conditioned upon his signing an appropriate release document, he will receive a one-time payment equal to his then-current six (6) month base salary.

Joel Sandahl - Vice President of Engineering and Product Development

Effective June 1, 2007, we entered into a letter agreement with Joel Sandahl pursuant to which Mr. Sandahl received a salary of $200,000 per year.  Under his employment offer letter, we granted Mr. Sandahl stock options to purchase an aggregate of 200,000 shares of common stock at an exercise price of $1.77 per share.  The options vest over a four year period. In addition, Mr. Sandahl was granted 50,000 incentive options based on performance to vest by December 31, 2007 at an exercise price of $1.36.

Director Compensation

Our non-employee directors are eligible to receive a fee of $2,000 for attendance at each regularly scheduled Board meeting and are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.  Directors who are employees do not receive separate compensation for their services as directors, but are eligible to receive stock options under the 2000 Stock Option Plan.

Each of our non-employee directors also receives stock options grants pursuant to the 2000 Stock Option Plan.  The Company’s policy, as established by the Compensation Committee, is to grant each new director initial stock options to purchase 100,000 shares of common stock upon election to the Board.  The per share exercise price for these options will be the fair market value of a share of our common stock on the day the options are granted.  These options will vest in equal quarterly installments over four years.  In addition, each director re-elected to the Board receives stock options to purchase 50,000 shares of common stock.  These options vest in equal quarterly installments over three years.

The following table provides information concerning the compensation of directors who are not named executive officers for fiscal 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Total ($)
Carl E. Berg	6,000	—	41,060	47,060
Vassilis G. Keramidas	6,000	—	119,645	125,645
Bert C. Roberts, Jr.	6,000	—	119,645	125,645
John J. Locy	4,000	—	82,040	86,040

(1)          Represents the total grant date fair value, as calculated in accordance with SFAS No. 123R, Share-Based Payment, for stock options granted during the fiscal year ended March 31, 2008.

Compensation Committee Interlock and Insider Participation

During the fiscal year ended March 31, 2008, the Compensation Committee consisted of Messrs. Berg (partial year), Keramidas and Locy.  Mr. Berg resigned from the Compensation Committee in September 2007.  Neither Mr. Berg, Mr. Keramidas nor Mr. Locy is an employee or a former employee of ours.  During fiscal 2008, none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on the Compensation Committee of our Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis.  Based on such reviews and discussions, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully Submitted by the

Compensation Committee of the

Board of the Directors

Vassilis G. Keramidas

Bert C. Roberts

REPORT OF AUDIT COMMITTEE

The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

For fiscal year 2008, the Audit Committee of the Board consisted of Messrs. Keramidas, Roberts and Locy.  Mr. Locy resigned from the Board effective July 3, 2008.

The Audit Committee has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes.  The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board.  The Audit Committee reviews and reassesses the Charter periodically and recommends any changes to the Board for approval.

The Audit Committee recommended to the Board that our financial statements be included in our Annual Report. The Audit Committee took a number of steps in making this recommendation:

•      The Audit Committee met with the registered independent public accounting firm, both with and without management present, to discuss the results of its audit, its evaluation of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting;

•      The Audit Committee reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles and the reasonableness of significant judgments;

•      The Audit Committee discussed with the registered independent public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented; and

•      The Audit Committee received the written disclosures and the letter from the registered independent public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee), as may be modified or supplemented, and discussed with the registered independent public accounting firm its independence.

Based on the review and discussions with the registered independent public accounting firm concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in our 2008 Annual Report.

Audit Committee

Vassilis G. Keramidas
Bert C. Roberts

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Except as disclosed in this Proxy Statement, neither the nominees for election as directors, our directors or executive officers, nor any stockholder owning more than five percent of our issued shares, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during fiscal 2008, or which is presently proposed.

Carl Berg is the Chairman of our Board of Directors and a stockholder of the Company, along with certain of his affiliates as described below.  In addition, the Company is indebted to Mr. Berg’s affiliates, as described below.  The Company supplies energy storage systems to OEMtek, Inc., a company that Mr. Berg has provided debt financing to in the past and which is currently indebted to Mr. Berg.  In fiscal year 2008, the Company recognized $162,714 in revenue from OEMTek, Inc.  Mr. Berg guarantees OEMtek, Inc.’s payment for such energy storage systems.  It is the Company’s understanding that Mr. Berg is not an executive officer or director of OEMtek, Inc., and that neither he nor any of his affiliates have an equity ownership interest in OEMtek, Inc.

On July 23, 2008, Berg & Berg Enterprises LLC (“Berg & Berg”), an affiliate of the Chairman of the Company’s Board of Directors, advanced to the Company $3.0 million as a loan to cover working capital requirements.  The loan, together with any accrued but unpaid interest, is due September 15, 2008 and bears an annual interest rate of 8%.  Upon maturity of the promissory note, at the election of Berg & Berg, any unpaid amounts of principal and interest can be used to satisfy the purchase price of the Company’s common stock. If such a sale of common stock occurs, the purchase price will be the closing bid price of the Company’s common stock on the date of purchase. This loan was made pursuant to a previously amounted agreement described below between the Company and Berg & Berg whereby Berg & Berg agreed to provide up to $10,000,000 in interim working capital loans from time to time in order to supplement the Company’s working capital and other financial needs. This is the second working capital loan installment made pursuant to this agreement.  Currently, the Company has up to $4.5 million in principal amount of working capital loans remaining under the agreement.

On June 26, 2008, Berg & Berg advanced to the Company $2.5 million as a loan to cover working capital requirements. The loan, together with any accrued but unpaid interest, is due August 15, 2008 and bears an annual interest rate of 8%.  Upon maturity of the promissory note, at the election of Berg & Berg, any unpaid amounts of principal and interest can be used to satisfy the purchase price of the Company’s common stock. If such a sale of common stock occurs, the purchase price will be the closing bid price of the Company’s common stock on the date of purchase. Subsequent to this loan, Berg & Berg agreed to loan up to $10.0 million to fund the Company’s working capital and other financial needs, of which this $2.5 million loan is a part.

On April 24, 2008, Berg & Berg exercised a warrant to purchase 600,000 shares of the Company’s common stock.  The purchase price was $2.74 per share as set forth in the warrant.  On July 13, 2005, the Company entered into an agreement with SFT I, Inc., providing for a $20.0 million loan to the Company.  In exchange for entry into the loan agreement and the guaranty of the loan, SFT 1, Inc. and Berg & Berg were each issued three year warrants to purchase 600,000 shares of the Company’s common stock, at $2.74 per share, the closing price of the Company’s common stock on July 12, 2005. On June 4, 2008 and June 27, 2008, SFT 1, Inc. exercised all of its warrants in a cashless exercise and received 112,573 and 118,194 shares of the Company’s common stock, respectively, based on the closing price of the Company’s common stock on those dates, $4.09 and $4.82 per share, respectively.

On February 21, 2008, Berg & Berg advanced to the Company $1.0 million.  On February 27, 2008, this $1.0 million was credited in full against the purchase of 280,112 shares of the Company’s common stock with a purchase price of $3.57 per share, the closing bid price of the Company’s common stock as of February 27, 2008.

On February 22, 2008, Berg & Berg purchased 330,033 shares of the Company’s common stock for $1.0 million.  The purchase price of $3.03 per share equaled the closing bid price of the Company’s common stock as of February 21, 2008.

On February 8, 2008, Berg & Berg purchased 492,611 shares of the Company’s common stock for $1.0 million.  The purchase price of $2.03 per share equaled the closing bid price of the Company’s common stock as of February 7, 2008.

On September 20, 2007, Berg & Berg purchased 729,927 shares of the Company’s common stock for $1.0 million.  The purchase price of $1.37 per share equaled the closing bid price of the Company’s common stock as of September 19, 2007.

On August 16, 2007, Berg & Berg purchased 884,956 shares of the Company’s common stock for $1.0 million.  The purchase price of $1.13 per share equaled the closing bid price of the Company’s common stock as of August 15, 2007.

On July 19, 2007, Berg & Berg purchased 869,565 shares of the Company’s common stock for $1.0 million.  The purchase price of $1.15 per share equaled the closing bid price of the Company’s common stock as of July 18, 2007.

On June 21, 2007, Berg & Berg purchased 869,565 shares of the Company’s common stock for $1.0 million.  The purchase price of $1.15 per share equaled the closing bid price of the Company’s common stock as of June 20, 2007.

On May 17, 2007, Berg & Berg purchased 990,099 shares of the Company’s common stock for $1.0 million.  The purchase price of $1.01 per share equaled the closing bid price of the Company’s common stock as of May 16, 2007.

On April 19, 2007, West Coast Venture Capital, an affiliate of Carl Berg, purchased 925,926 shares of the Company’s common stock for $1.0 million.  The purchase price of $1.08 per share equaled the closing bid price of the Company’s common stock as of April 18, 2007.

On April 5, 2007, West Coast Venture Capital purchased 970,874 shares of the Company’s common stock for $1.0 million.  The purchase price of $1.03 per share equaled the closing bid price of the Company’s common stock as of April 4, 2007.

Stock options granted to executive officers and directors

For more information regarding the grant of stock options to executive officers and directors in fiscal 2007, please see the table included in “Director Compensation” and the table “Grant of Plan-Based Awards” and the footnotes thereto included in the Executive Compensation section of our Compensation Discussion & Analysis, above.

Employment Agreements

See “Employment Agreements” for a description of employment agreements between us and our officers.

Indemnification and insurance

 Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and officers and have purchased directors’ and officers’ liability insurance.  In addition, our certificate of incorporation limits the personal liability of our Board members for breaches of their fiduciary duties.

No loans to officers or directors. We currently have no outstanding loans to any officers or directors.  Furthermore, our Board of Directors has resolved that we shall not offer or provide any loans to any officer or director of the Company.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of July 10, 2008, by:

•      Each of our directors,

•      Each of the named executive officers,

•      All directors and executive officers as a group, and

•      All other stockholders known by us to beneficially own more than 5% of the outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date as of which this information is provided, and not subject to repurchase as of that date, are deemed outstanding.  These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  The number of shares includes options and warrants to purchase the Company’s common shares that are exercisable within 60 days of July 31, 2008. Applicable percentage ownership is based on 117,137,299 shares of common stock outstanding on July 10, 2008, adjusted as required by rules promulgated by the Commission.

Except as indicated in the notes to this table, and except pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them.  Percentage ownership is based on 117,137,299 shares of common stock outstanding on July 10, 2008.  Unless otherwise indicated, the address for each of the stockholders listed below is c/o Valence Technology, Inc., 12201 Technology Boulevard, Suite 150, Austin Texas 78727.

	Beneficial Ownership
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee; and Clyde J. Berg 10050 Bandley Drive, Cupertino, CA 95014	8,604,270	6.9%
Carl E. Berg; Berg & Berg Enterprises, LLC; and West Coast Venture Capital, Inc. 10050 Bandley Drive, Cupertino, CA 95014	58,319,925	46.9%
Robert L. Kanode	666,660	0.5%
Vassilis G. Keramidas	190,357	0.2%
Bert C. Roberts, Jr.	717,500	0.6%
Donn Tognazzini	217,000	0.2%
Roger A. Williams	318,967	0.3%
Joel Sandahl	150,000	0.1%
All directors and executive officers as a group (7 persons)	69,184,679	55.7%

Notes regarding the Beneficial Ownership Table:

•      This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Commission.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

•      1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee; and Clyde J. Berg. Based on information contained in a Schedule 13G filed jointly by 1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee and Clyde J. Berg with the SEC on February 14, 2003.  The Trust has no sole voting and dispositive power with respect to any shares and has shared voting and dispositive power with respect to 8,129,270 shares.  Clyde J. Berg has sole voting and dispositive power with respect to 475,000 shares and shared voting and dispositive power with respect to 8,129,270 shares.

•      Carl E. Berg, Berg & Berg Enterprises, LLC, and West Coast Venture Capital, Inc. Includes 10,346,729 shares held directly by Mr. Berg; 302,012 shares issuable upon exercise of options held by Mr. Berg that are exercisable within 60 days of July 10, 2008; 1,525,506 shares held by Berg & Berg Enterprises 401 K Plan FBO Carl E. Berg Basic Transfer, of which Mr. Berg is the Trustee; 5,001,095 shares held by Berg & Berg Profit Sharing Plan U/A 1/1/80 FBO Carl E. Berg Basic Transfer, of which Mr. Berg is the Trustee; 1,402,743 shares issuable upon exercise of warrants and 21,984,474 shares held by Berg & Berg Enterprises LLC (“Berg & Berg”), of which Mr. Berg is the sole manager; 14,128,731 shares held by West Coast Venture Capital, Inc. (“West Coast Venture Capital”).  Mr. Berg has sole voting and dispositive power with respect to 10,648,741 shares and shared voting and dispositive power with respect to 47,671,184 shares.  Berg & Berg has no sole voting and dispositive power with respect to any shares and has shared voting and dispositive power with respect to 27,015,851 shares.  West Coast Venture Capital has no sole voting and dispositive power with respect to any shares and has shared voting and dispositive power with respect to 14,128,731 shares.  Amount also includes the potential conversion of the Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock, issued on December 1, 2004, of an additional 2,174,242 and 1,454,392 shares, respectively, into common stock (based on a conversion price of $1.98 and $2.96, respectively).

•      Robert L. Kanode.  Includes 666,660 shares that are issuable upon exercise of options, for options that are exercisable within 60 days of July 10, 2008.

•      Vassilis G. Keramidas. Includes 2,857 shares held by Mr. Keramidas and 187,500 shares issuable upon exercise of options that are exercisable within 60 days of July 10, 2008.

•      Bert C. Roberts, Jr. Includes 100,000 shares held by Mr. Roberts, 100,000 shares held indirectly through various entities, 10,000 shares held by his spouse and 507,500 shares issuable upon exercise of options that are exercisable within 60 days of July 10, 2008.

•      Donn V. Tognazzini.  Includes 217,000 shares held by Mr. Tognazzini.

•      Roger A. Williams. Includes 12,000 shares held by Mr. Williams and 306,967 shares issuable upon exercise of options that are exercisable within 60 days of July 10, 2008.

•      Joel Sandahl. Includes 150,000 shares that are issuable upon exercise of options, for options that are exercisable within 60 days of July 10, 2008.

PROPOSAL TWO:	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Two is the ratification the Audit Committee’s engagement of PMB Helin, Donovan, LLP, or “PMB” to serve as our independent registered public accounting firm for the current fiscal year ending March 31, 2009.  Stockholder ratification of the appointment of our independent registered public accounting firm is not required by the Company’s bylaws or otherwise.  However, we are submitting this proposal to the stockholders as a matter of good corporate practice.

The ratification of PMB as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.  All proxies will be voted to approve the appointment unless a contrary vote is indicated on the enclosed proxy card.

If the appointment of PMB is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such change would be in the best interests of the Company and its stockholders.

Fees billed to Valence Technology, Inc. by PMB Helin, Donovan, LLP for Fiscal 2007 and 2008

The following table sets forth the aggregate fees billed to the Company for fiscal 2008 and 2007 by PMB Helin, Donovan, LLP:

	Year ended March 31		Percentage of Services
	2008	2007	2008	2007
Audit fees	$260,238	$148,488	66%	50%
Audit-related fees	2,495	50,715	1	17
Tax fees	—	—	—	—
All other fees	129,308	97,705	33	33
Total fees	$392,041	$296,908	100%	100%

“Audit Fees” billed during fiscal 2008 and 2007 were for professional services rendered for the audit of our financial statements.  “Audit-Related Fees” billed during fiscal 2008 and 2007 were for services related to accounting consultation and reviews of a Form S-3 filed with the Securities and Exchange Commission.  “Tax Fees” billed during fiscal 2008 and 2007 were for professional services rendered for tax compliance, tax advice and tax planning.  “All Other Fees” billed in fiscal 2008 and 2007 were for testing internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and were for consulting services related to the preparation of our documentation of internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for us by our independent registered public accounting firm.  The Audit Committee considered the role of PMB Helin, Donovan, LLP in providing audit, audit-related and tax services to us and concluded that such services are compatible with PMB Helin, Donovan, LLP’s role as our independent registered public accounting firm.

The Audit Committee engaged the accounting firm of PMB Helin, Donovan, LLP to serve as our registered independent public accounting firm for the fiscal years ending March 31, 2008 and March 31, 2007.  The Audit Committee approved the appointment of PMB Helin, Donovan, LLP as our principal independent registered public accounting firm.

Representatives of PMB Helin, Donovan, LLP are expected to be present at the 2008 Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors Unanimously Recommends a Vote “FOR” the Ratification of the Appointment of PMB Helin, Donovan, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2009.

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such report be incorporated by reference into any future filings made by us under those statutes.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of our equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of ours.  Directors, officers and 10% holders are required by Commission regulations to send us copies of all of the Section 16(a) reports they file.  Based solely upon a review of the copies of the forms sent to us and the representations made by the reporting persons to us, we believe that:

•      Mr. John J. Locy purchased shares of the Company’s common stock on November 8, 2007, and filed a delinquent Form 4 on April 15, 2008;

•      Mr. Galen Fischer filed a delinquent Form 3 and Form 4 on March 18, 2008 following his appointment as an officer subject to Section 16(a) on March 3, 2008; and

•      Mr. Carl E. Berg purchased shares of the Company’s common stock on July 19, 2007, and filed a delinquent Form 4 on July 24, 2007.

ANNUAL REPORT

A copy of our Annual Report to Stockholders for fiscal 2007 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

ANNUAL REPORT ON FORM 10-K

We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on June 16, 2008. Stockholders may obtain a copy of this report, without charge, by writing to the attention of Investor Relations, at our principal executive offices, located at 12201 Technology Blvd, Suite 150, Austin, Texas 78727.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Robert L. Kanode
Robert L. Kanode
Chief Executive Officer

July 29, 2008

12201 Technology Blvd, Suite 150

Austin, Texas 78727

APPENDIX A

CHARTER OF
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF
VALENCE TECHNOLOGY, INC.

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Valence Technology, Inc., a Delaware corporation (the “Company”).

I.              PURPOSE

The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent accountant’s qualifications and independence and (4) the performance of the Company’s internal audit function; (b) prepare the report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; (c) appoint, retain, compensate, evaluate and terminate the Company’s independent accountants; (d) approve audit and non-audit services to be performed by the independent accountants; and (e) perform such other functions as the Board may from time to time assign to the Committee overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent accountants, the internal auditors and management of the Company.

II.            COMPOSITION

The Committee shall be composed of at least two, but not more than five, members, all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the SEC and the Nasdaq SmallCap Market. Notwithstanding the foregoing, so long as the Committee consists of at least three members, the Committee may have as one of such members a “non-independent director” for a period not to exceed two years due to exceptional and limited circumstances pursuant to the rules and regulations of the Nasdaq SmallCap Market. The members of the Committee shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded.

All members of the Committee shall have a working familiarity with basic finance and accounting practices and must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time following appointment to the Committee. Additionally, there will be at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities who shall be an “audit committee financial expert.” Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. A member of the Committee shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent accountant and the manager of the internal audit.

Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and the Nasdaq SmallCap Market. In addition, no member of the Committee may be an affiliated person of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation Committee, as applicable, in addition to all other benefits that other directors of the Company receive. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.

III.           MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its members, and in conjunction with regular Board meetings if feasible. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent accountants, internal auditors or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Committee may designate one or more of its members to be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

As part of its responsibility to foster free and open communication, the Committee should meet periodically with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least one of its members should meet with the independent accountants and management quarterly to review the Company’s financial statements prior to their public release consistent with the provisions set forth below in Section IV. The Committee may also meet from time to time with the Company’s investment bankers, investor relations professionals and financial analysts who follow the Company.

IV.           COMMITTEE RESPONSIBILITIES

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A.     Oversight of the Financial Reporting Processes

1.           In consultation with the independent accountants and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

2.           Review and approve all related-party transactions.

3.           Consider the independent accountant’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

4.           Annually review with management, and separately with independent accountant, major issues regarding the Company’s auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies and any audit problems or difficulties.

5.           Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

6.           Meet at least annually with the VP, Finance, the internal auditors and the independent accountants in separate executive sessions.

7.           Review all analyst reports and press articles about the Company’s accounting and disclosure practices and principles.

8.           Review all analyses prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analysis of the effect of alternative generally accepted accounting principle (“GAAP”) methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

9.           Review with management and the independent accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

10.         Establish and conduct procedures for the receipt, retention and treatment of complaints from the employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

11.         Discuss with management the policies with respect to risk assessment and risk management. Although it is management’s duty to assess and manage the Company’s exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company’s risk exposure.

12.         Meet separately with management to discuss accounting and auditing related issues.

13.         Prepare regular reports to the Board on all matters within the scope of the Committee’s functions.

B.     Review of Documents and Reports

1.           Review and discuss with management and the independent accountants the Company’s annual audited financial statements and quarterly financial statements (including disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation”) and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountants and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K.

2.           Review and discuss with management and the independent accountants earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance.

3.           Review the regular internal reports to management prepared by the internal auditors and management’s response thereto.

4.           Review reports from management, the internal auditors and the independent accountants on the Company’s subsidiaries and affiliates, compliance with the Company’s code(s) of conduct, applicable law and insider and related party transactions.

5.           Review with management and the independent accountants any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

6.           Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

7.           Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

8.           Review any restatements of financial statements that have occurred or were recommended. Review the restatements made by other clients of the independent accountants.

C.     Independent Accountant Matters

1.           Interview and retain the Company’s independent accountants, considering the accounting firm’s independence and effectiveness and approve the engagement fees and other compensation to be paid to the independent accountants.

2.           Meet with the independent accountants and the Company’s financial management to review the scope of the proposed external audit for the current year.

3.           On an annual basis, the Committee shall evaluate the independent accountant’s qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent accountants to submit a report (which report shall be reviewed by the Committee) describing (a) the independent accountant’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues and (c) all relationships the independent accountants have with the Company and relevant third parties to determine the impact, if any of such relationships on the independence of the independent accountants. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountants, but also consulting, legal, information technology services and other professional services rendered by the independent accountants and its affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and other applicable authorities (including, possibly, the Independence Standards Board and the Public Company Accounting Oversight Board) and

shall approve in advance any non-audit services to be provided by the independent accountants.

4.           Review on an annual basis the experience and qualifications of the senior members of the external audit team. Discuss the knowledge and experience of the independent accountants and the senior members of the external audit team with respect to the Company’s industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s independent accountants.

5.           Review the performance of the independent accountants and terminate the independent accountants when circumstances warrant.

6.           Establish and periodically review hiring policies for employees or former employees of the independent accountants.

7.           Review with the independent accountants any problems or difficulties the auditors may have encountered and any “management” or “internal control” letter provided by the independent accountants and the Company’s response to that letter. Such review should include:

(a)  any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

(b)  any accounting adjustments that were proposed by the independent accountants that were not agreed to by the Company;

(c)  communications between the independent accountants and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

(d)  any changes required in the planned scope of the internal audit; and

(e)  the responsibilities, budget and staffing of the Company’s internal audit function.

8.           Communicate with the independent accountants regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the Nasdaq SmallCap Market may direct by rule or regulation.

9.           Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

10.         Oversee the relationship with the independent accountants by discussing with the independent accountants the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountants have full access to the Committee (and the Board) to report on any and all appropriate matters.

11.         Discuss with the independent accountants prior to the audit the general planning and staffing of the audit.

12.         Obtain a representation from the independent accountants that Section 10A of the Securities Exchange Act of 1934 has been followed.

13.         Pre-approve all audit services and permissible non-audit services as set forth in Section 10A(i) of the Securities Exchange Act of 1934 (or any successor provision of such act.

D.     Internal Audit Control Matters

1.           Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.           Following completion of the annual external audit, review separately with each of management, the independent accountants and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.           Review with the independent accountants, the internal auditors and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

4.           Review the procedures that the Company has implemented regarding compliance with the Company’s code of conduct.

5.           Establish procedures for receiving accounting complaints and concerns and anonymous submissions from employees and others regarding questionable accounting matters.

6.           Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

7.           Ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the independent accountant for purposes of rendering the Company’s financial statements materially misleading.

E.     Evaluation of Internal Auditors

1.           Review activities, organizational structure and qualifications of the internal auditors. Meet separately and periodically with the internal auditing department.

2.           Review and concur in the appointment, replacement, reassignment or dismissal of the manager of internal auditing.

3            Consider and review with management and the manager of internal auditing:

(a)  significant internal audit findings during the year and management’s responses thereto;

(b)  any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal auditors’ work or access to required information;

(c)  the annual internal auditors’ audit plan and any significant changes thereto;

(d)  the internal auditors’ budget and staffing; and

(e)  The internal auditors’ compliance with the appropriate standards of The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

V.            ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.           INVESTIGATIONS AND STUDIES

The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise and assist the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VII.         MISCELLANEOUS

The Company shall give appropriate funding, as determined by the Committee, for the payment of compensation to the outside auditor, legal, accounting or other advisors employed by the Committee. Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Adopted by the Audit Committee and approved
by the Board of Directors on                , 2004

VALENCE TECHNOLOGY, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Valence Technology, Inc., a Delaware corporation, hereby nominates, constitutes and appoints Robert L. Kanode and Roger Williams or either one of them, as proxy of the undersigned, each with full power of substitution and resubstitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on Friday, August 22, 2008, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE “FOR” ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal One. To elect the five nominee as directors:

☐	Carl E. Berg
☐	Vassilis G. Keramidas
☐	Donn V. Tognazzini
☐	Robert L. Kanode
☐	Bert C. Roberts

☐ FOR THE NOMINEE LISTED ABOVE

☐ WITHHELD FOR THE NOMINEE LISTED ABOVE

☐ FOR ALL NOMINEES LISTED ABOVE EXCEPT (see instructions below)

 INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES LISTED ABOVE EXCEPT” and mark the box next to each nominee you wish to withhold, as shown here: ☒

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal Two. To ratify the appointment of PMB Helin, Donovan, LLP as the Company’s independent registered public accounting firm:

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy is solicited by the Board of Directors of Valence Technology, Inc. The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof.  With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS.  IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated July 29, 2008 and the accompanying Proxy Statement relating to the Annual Meeting.

Date:

Signature:

Signature:
Signature(s) of Stockholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the
name(s) of the Stockholder(s) appearing on the Share
Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator,
trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE